INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in Exhibit J of this Post-Effective Amendment No. 11 to Registration Statement No. 33-75116 of LKCM Funds on Form N-1A of our report dated February 12, 1999, for the LKCM Small Cap Equity Fund, the LKCM Equity Fund, the LKCM Balanced Fund, the LKCM Fixed Income Fund and the LKCM International Fund.

Deloitte & Touche LLP
Milwaukee, Wisconsin
April 27, 2000